Exhibit 99.1

Mannatech Reports First Quarter Results

Sales and earnings decline; Launch of global sales platform

Coppell, TX, May 9, 2008—Mannatech, Incorporated (NASDAQ – MTEX) today reported a first quarter 2008 loss of $2.3 million or $0.09 cents per diluted share, compared to net income of $6.9 million or $0.26 cents earnings per diluted share for the first quarter of 2007. The company reported a pre-tax loss of $2.8 million compared to pre-tax income of $10.4 million for the first quarter of 2007.

First quarter net sales for 2008 were $91.5 million, a decrease of 12.7%, compared to $104.8 million in the first quarter of 2007. The sales decline resulted from a 23.1% decrease in North America sales compared to the first quarter of 2007. This was partially offset by a 13.9% increase in sales from international markets, primarily in Japan and Korea, in the first quarter of 2008 compared to the first quarter of 2007.

Terry Persinger, president and CEO commented, “Our U.S. market continues to experience a decline in net sales and recruiting impacted by ongoing litigation and a weaker economy. We announced a settlement in late March of the class action litigation pending court approval and we are continuing discussions toward a satisfactory resolution of the Texas Attorney General’s concerns.”

Mr. Persinger continued, “We have spent the last year repositioning the company strategically in the wellness industry which required considerable investment in a new business development system including new Associate materials. These company-produced materials were launched at MannaFest at the end of March, thereby positioning our Associates to provide greater emphasis on Mannatech’s business opportunity. We also launched our ‘Ready, Set, Go-Give’ Associate initiative, which, combined with a heightened focus on cost management, should lead to improved financial performance in the latter part of the year.”

Total independent Associate and Member count based on a 12-month trailing period increased to 570,000 for the first quarter of 2008 as compared to 553,000 for the first quarter of 2007. The 3.1% year over year growth resulted from higher retention of continuing independent Associates and Members which were up 36,000, a 10.1% increase. This increase was offset by a 9.6% decline in new independent Associates and Members on a 12-month trailing basis.

Conference Call

Mannatech will hold a conference call and webcast to discuss this announcement with investors on Monday, May 12, 2008 at 9 a.m. CDT, 10 a.m. EDT. Investors may listen to the call by accessing Mannatech’s Website at www.mannatech.com.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, and South Africa.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend”, “may”, “believes”, “plan”, “will continue”, “expects”, “potential”, “should”, or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release and Mannatech has no intentions, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com

For geographical purposes, consolidated net sales primarily shipped to customers in these locations were as follows:

Net Sales in Dollars and as a Percentage of Consolidated Net Sales

(In millions, except percentages)

	For the three months ended March 31,
	2008		2007		Dollar change	Percentage change
United States	$51.9	56.7%	$68.5	65.4%	($16.6)	(24.2%)
Canada	5.9	6.4%	6.7	6.4%	(0.8)	(11.9%)
Australia	7.4	8.1%	7.3	7.0%	0.1	1.4%
United Kingdom	1.5	1.6%	1.7	1.6%	(0.2)	(11.8%)
Japan	11.4	12.6%	9.7	9.3%	1.7	17.5%
New Zealand	1.5	1.6%	1.9	1.8%	(0.4)	(21.1%)
Republic of Korea	9.3	10.2%	6.3	6.0%	3.0	47.6%
Taiwan	1.2	1.3%	1.1	1.0%	0.1	9.1%
Denmark	0.3	0.3%	0.5	0.5%	(0.2)	(40.0%)
Germany	1.1	1.2%	1.1	1.0%	—	—

Totals	$91.5	100%	$104.8	100%	(13.3)	(12.7%)

The number of new and continuing independent associates and members who purchased our packs during the 12-months ended March 31, 2008 and 2007 were as follows:

	2008		2007		Number and percentage change
New	179,000	31.4%	198,000	35.8%	(19,000)	(9.6%)
Continuing	391,000	68.6%	355,000	64.2%	36,000	10.1%

Total	570,000	100%	553,000	100%	17,000	3.1%

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

ASSETS	March 31, 2008	December 31, 2007
Cash and cash equivalents	$57,995	$47,103
Restricted cash	353	340
Accounts receivable, net of allowance of $723 and $877 in 2008 and 2007, respectively	852	618
Income tax receivable	3,463	2,136
Inventories, net	26,055	23,706
Prepaid expenses and other current assets	6,198	6,053
Deferred income tax assets	3,119	1,789

Total current assets	98,035	81,745
Long-term investments	—	12,950
Property and equipment, net	41,254	42,818
Construction in progress	3,311	1,594
Long-term restricted cash	10,598	11,726
Other assets	1,584	1,470
Long-term deferred income tax assets	143	151

Total assets	$154,925	$152,454

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$111	$110
Accounts payable	5,127	3,637
Accrued expenses	30,978	30,315
Commissions and incentives payable	16,420	11,139
Taxes payable	3,714	6,198
Deferred revenue	5,085	4,769

Total current liabilities	61,435	56,168

Capital leases, excluding current portion	233	261
Long-term royalties due to an affiliate	2,334	2,440
Long-term deferred income tax liabilities	7,035	5,165
Other long-term liabilities	1,710	1,565

Total liabilities	72,747	65,599

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,667,882 shares issued and 26,460,788 shares outstanding in 2008 and 2007	3	3
Additional paid-in capital	40,378	40,146
Retained earnings	57,947	62,620
Accumulated other comprehensive loss	(1,359)	(1,123)

	96,969	101,646
Less treasury stock, at cost, 1,207,094 shares in 2008 and 2007	(14,791)	(14,791)

Total shareholders’ equity	82,178	86,855

Total liabilities and shareholders’ equity	$154,925	$152,454

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three months ended March 31,
	2008	2007
Net sales	$91,451	$104,799
Cost of sales	12,863	14,693
Commissions and incentives	42,492	46,953

	55,355	61,646

Gross profit	36,096	43,153

Operating expenses:
Selling and administrative expenses	22,746	19,719
Depreciation and amortization	3,062	1,465
Other operating costs	14,027	12,148

Total operating expenses	39,835	33,332

Income (loss) from operations	(3,739)	9,821
Interest income	560	647
Other income, net	371	(36)

Income (loss) before income taxes	(2,808)	10,432
Provision for income taxes	516	(3,543)

Net income (loss)	($2,292)	$6,889

Earnings (loss) per share:
Basic	($0.09)	$0.26

Diluted	($0.09)	$0.26

Weighted-average common shares outstanding:
Basic	26,461	26,418

Diluted	26,461	26,979